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                                                                    Exhibit  5.1

December  5,  2002

Acto  Digital  Video  U.S.A.,  Inc.
2000  S.  Dixie  Highway,  Suite  100
Miami,  FL  33133

Gentlemen:

     Re:     Acto  Digital  Video  U.S.A.,  Inc.

     We have acted as counsel for Acto Digital Video U.S.A., Inc., a Delaware corporation (the "Company"), in connection with rendering opinions in connection with the registration of certain of its shares of common stock, par value $.0001 per share (the "Shares").

     In so acting, we have examined such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. We have also reviewed what has been represented to us a close to final draft of the Company's Registration Statement in Form SB-2 (the "Registration Statement").

     In such examination, we have assumed the genuineness of all signatures (except the signature of Mr. J. Paul Hines), the legal capacity of all natural persons (except Mr. Hines), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

     1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

     2. The Shares to be registered under the Securities Act as provided in the Registration Statement have been duly authorized and validly issued, and are fully paid and non-assessable.

     We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is a part of such Registration Statement.

Sincerely,

/s/  Andreas  M.  Kelly

Andreas  M.  Kelly,  P.A.



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